UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2018

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 George Street, Suite 301, New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 767-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 5, 2018 (the “Closing Date”), Melinta Therapeutics, Inc., a Delaware corporation (“Melinta” or the “Company”), completed its acquisition of the infectious disease business from The Medicines Company (“Medicines” or the “Seller”) in accordance with the terms of the Purchase and Sale Agreement, dated November 28, 2017 (the “Purchase Agreement”), by and between the Company and Medicines. Pursuant to the terms of the Purchase Agreement, the Company acquired from Medicines the capital stock of certain subsidiaries of Medicines (the “Transferred Subsidiaries”) and certain assets related to Medicine’s infectious disease business, including pharmaceutical products containing (i) meropenem and vaborbactam as the active pharmaceutical ingredient and distributed under the brand name VabomereTM (“Vabomere”), (ii) oritavancin as the active pharmaceutical ingredient and distributed under the brand name Orbactiv® (“Orbactiv”) and (iii) minocycline as the active pharmaceutical ingredient and distributed under the brand name Minocin IV® (“Minocin IV” and, together with Vabomere and Orbactiv, the “Products”) and line extensions thereof (the “Purchase” or the “Acquisition”). Certain assets and obligations related to the Transferred Subsidiaries were specifically excluded from the infectious disease business purchased by the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

Agreements with Deerfield

Concurrently with the execution of the Purchase Agreement, Melinta entered into a Commitment Letter (the “Deerfield Commitment Letter”), dated November 28, 2017, with an affiliate of Deerfield Management Company, L.P. (together with certain funds managed by Deerfield Management Company, L.P., “Deerfield” or the “Deerfield Funds”), pursuant to which the Deerfield Funds committed, upon the satisfaction of certain conditions set forth therein, to provide $190,000,000 (less the amount of the Deerfield equity investment described below) of senior secured loans, having an interest rate of 11.75% per annum, to finance the Acquisition, together with, subject to certain conditions, up to $50,000,000 in a senior secured delayed draw term loan facility, having an interest rate of 14.75% per annum. At the closing of the Acquisition, Melinta entered the Facility Agreement setting forth the definitive terms and conditions of the $147,774,079 principal amount of initial senior secured loans and the $50 million senior secured delayed draw term loan facility, as further described below.

Deerfield Facility Agreement

On January 5, 2018, Melinta became the borrower under that certain Facility Agreement, dated as of January 5, 2018 (the “Facility Agreement”) by and among Melinta (as borrower), certain of Melinta’s subsidiaries party thereto as guarantors, the Deerfield Funds (consisting of Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P. and Deerfield Special Situations Fund, L.P.) , and Cortland Capital Market Services LLC, as agent for the secured parties. Under the Facility Agreement, the lenders made available to Melinta an initial disbursement of $147,774,079 in loan financing. The Facility Agreement includes provisions for additional subsequent disbursements in an amount of up to $50,000,000, which may be made available upon the satisfaction of certain conditions, such as Melinta having achieved annualized net sales of at least $75,000,000 during the applicable period.

The initial disbursement under the Facility Agreement bears interest at a rate of 11.75%, while funds distributed pursuant to any subsequent disbursement will bear interest at a rate of 14.75%. Melinta is also required to pay the lenders an end-of-term fee or exit fee of 2% of the amount of any loans on the payment, repayment, redemption or prepayment thereof upon the date of such payment, repayment, redemption or prepayment thereof. The principal of the initial disbursement must be paid by January 5, 2024. The loans are not permitted to be prepaid prior to January 6, 2021 and are subject to certain prepayment fees for prepayments occurring on or after such date.

Obligations under the Facility Agreement are secured by liens on substantially all assets of Melinta and its subsidiaries. The proceeds of the initial loans under the Facility Agreement were used to pay part of the consideration for the Acquisition, pay certain fees and expenses associated with the Acquisition and the transactions contemplated by the Facility Agreement, pay amounts owed under a certain loan facility with Suchard SA LLC and certain other lenders and the remainder for general corporate purposes. The Facility Agreement has a financial maintenance covenant requiring Melinta and its subsidiaries to maintain a minimum cash balance of $25,000,000, and further requires the loan parties thereunder to maintain minimum net sales of at least (A) $45,000,000 for the fiscal year ending December 31, 2018, (B) $75,000,000 for the fiscal year ending December 31, 2019 and (C) $100,000,000 for the fiscal year ending December 31, 2020 and each fiscal year ending thereafter. The Facility Agreement contains customary affirmative covenants, negative covenants (including, among others, limitations on indebtedness, liens, advances, equity and debt and other investments, dividends, asset sales, transactions with affiliates, changes in nature of business and mergers and acquisitions), representations and warranties and events of default (including, among others, a change of control event of default) that are customary for similar financings.

Deerfield Equity Purchase

Under the Deerfield Commitment Letter, subject to the conditions set forth therein, the Deerfield Funds committed to purchase the Deerfield equity investment, equal to 9.985% of the number of shares of common stock, par value $0.001 per share, of Melinta (the “Common Stock”) outstanding immediately following the Acquisition (inclusive of such shares) for a purchase price per share of $13.50, representing 90% of the closing price for the Common Stock on November 28, 2017, the date on which the Deerfield Commitment Letter was executed. At the closing of the Acquisition, Melinta and the Deerfield Funds entered into a Securities Purchase Agreement, dated January 5, 2018 (the “Securities Purchase Agreement”), setting forth the definitive terms of the Deerfield equity investment, pursuant to which the Deerfield Funds purchased 3,127,846 shares of Common Stock for an aggregate purchase price of $42,225,921.00. The Securities Purchase Agreement contains customary representations, covenants and indemnitees by each of the parties thereto.

Deerfield Warrants

In accordance with the Deerfield Commitment Letter and pursuant to the Facility Agreement, on the closing date of the Acquisition, Melinta issued to Deerfield Private Design Fund IV, L.P. a Warrant to purchase 2,607,597 shares of Common Stock, to Deerfield Private Design Fund III, L.P. a Warrant to purchase 790,054 shares of Common Stock, and to Deerfield Special Situations Fund, L.P. a Warrant to purchase 395,217 shares of Common Stock (collectively, the “Deerfield Warrants”), in the aggregate representing a number of shares of Common Stock equal to 38.5% of the $147,774,079 principal amount of the senior secured loans, divided by $15.00, representing the closing price for the Common Stock on November 28, 2017, the date on which the Deerfield Commitment Letter was executed. The Deerfield Warrants are exercisable for a duration of 7 years at a strike price of $16.50. The number of shares with respect to which the Deerfield Warrants are exercisable and the strike price of the Deerfield Warrants are subject to adjustment to reflect certain events relating to the shares of Common Stock, such as any subdivision, combination, reclassification or similar transaction with respect to the shares of Common Stock. The Deerfield Warrants are subject to a restriction on the exercise thereof to the extent that, upon such exercise, a holder, its affiliates and any “group” of which such holder is a member would beneficially own greater than 9.985% of the outstanding shares of Common Stock. In its capacity as the holder of a Deerfield Warrant, each of the Deerfield Funds is entitled to receive dividends paid, and distributions made, to holders of shares of Common Stock as if such Deerfield Warrant had been exercised in full on the applicable record date for such dividend or distribution. In addition, Melinta has reserved for issuance a number of authorized and unissued shares of Common Stock sufficient for the exercise of the Deerfield Warrants in full (assuming a cash exercise and disregarding any limitations on exercise). Other than with respect to dividends and distributions, the Deerfield Warrants do not entitle the Deerfield Funds, prior to the exercise of the Deerfield Warrants, to rights as a Melinta stockholder.

The Deerfield Warrants also provide that, in the event of a major transaction as described in clause (i) or (ii) below where shares of Common Stock are converted into the right to receive cash or other assets or in which Melinta has announced its intention to liquidate and distribute its assets to its stockholders, each of the Deerfield Funds will be entitled to convert the Deerfield Warrants into an amount of the transaction consideration equal to the Black-Scholes value of the Deerfield Warrants following such major transaction. With respect to all other major transactions, each of the Deerfield Funds are entitled to exercise the Deerfield Warrants for a number of shares of Common Stock (calculated in accordance with the terms of the Deerfield Warrants) equal to the Black-Scholes value of its Deerfield Warrant. Alternatively, if the successor entity is publicly traded, each of the Deerfield Funds may require that its Deerfield Warrant be assumed by the successor entity (or its parent company) in a major transaction. The documentation reflecting any such assumption must provide that the Deerfield Warrants will be exercisable for the appropriate number of shares of the successor entity.

The Deerfield Warrants also provide that in the case of certain transactions in which holders of Common Stock are entitled to receive stock, securities or assets in respect of their Common Stock (including certain major transactions in which the successor entity is not publicly traded and the holder of a Deerfield Warrant does not exercise its right to receive the amounts described above), the documentation reflecting the transaction will provide that the Deerfield Warrants will be exercisable for the kind and amount of securities, cash and/or other property which a holder of shares of Common Stock would have been entitled to receive in such transaction.

The Black-Scholes value of the Deerfield Warrants for purposes of a major transaction will be determined based on, among other things, a risk-free interest rate corresponding to the US$ LIBOR/Swap rate (or, to the extent LIBOR ceases to be determined, a successor interest rate determined in accordance with the Deerfield Warrants) for a period equal to the remaining term of the Deerfield Warrants, zero borrowing cost, the arithmetic mean of the historical volatility of the shares of Common Stock for the 10, 30 and 50 trading day periods prior to the public announcement of such major transaction and a stock price equal to the greater of (1) the closing price of the Common Stock on the trading day immediately preceding the consummation of such major transaction, (2) the first closing market price following the first public announcement of such major transaction or (3) the closing market price of the date immediately prior to the first public announcement of such major transaction.

A major transaction is defined in the Deerfield Warrants to include: (i) a consolidation, merger, business consolidation, reorganization, recapitalization or similar transaction that results in a change in control of Melinta (i.e., its current shareholders no longer holding at least 50% of the shares of Common Stock or no longer having the ability to elect a majority of its board of directors), (ii) a sale or transfer of assets for a purchase price of more than 50% of Melinta’s enterprise value or a sale or all or substantially all of its assets, (iii) a purchase, tender or exchange offer resulting in a change in control of Melinta, (iv) any issuance or series of issuances of shares of Common Stock equal to 50% or more of the shares of Common Stock outstanding as of such issuance, (v) any liquidation, bankruptcy, insolvency, dissolution or winding up affecting Melinta, (vi) any cessation of the Common Stock to be listed, traded or publicly quoted on the NASDAQ Global Market (without prompt re-listing or requoting on the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market or the NASDAQ Capital Market), or (vii) the Common Stock ceasing to be registered under Section 12 of the Exchange Act.

Upon certain failures by Melinta to comply with its obligations under the Deerfield Warrants or the Deerfield registration rights agreement described below, Melinta may be required to pay to the holders of the Deerfield Warrants as partial liquidated damages an amount equal to 15% per annum (or the maximum rate permitted by law, whichever is less) of the Black-Scholes value of the Deerfield Warrants in cash or, at Melinta’s option (but subject to a 9.985% ownership limitation), in shares of Common Stock (valued based on the volume weighted average price of the Common Stock as of such time). If such failure remains uncured and the holders of the Deerfield Warrants deliver notice of a default under the Deerfield Warrants, Melinta will be entitled to redeem the Deerfield Warrants for cash in an amount equal to the Black-Scholes value of the Deerfield Warrants and, if following such notice of default Melinta does not redeem the Deerfield Warrants, the holders may elect to exercise the Deerfield Warrants for a number of shares (valued at the arithmetic average of the volume weighted average price of the Common Stock for the 5 trading days immediately prior to the date of the applicable default notice) equal to the greater of (x) the Black-Scholes value of the Deerfield Warrants as of the date of the notice of default and (y) the Black-Scholes value of the Deerfield Warrants on the trading day immediately prior to the date that such shares are issued to Deerfield.

The Black-Scholes value of the Deerfield Warrants for purposes of such events of default or failures will be determined based on, among other things, a risk-free interest rate corresponding to the US$ LIBOR/Swap rate (or, to the extent LIBOR ceases to be determined, a successor interest rate determined in accordance with the Deerfield Warrants) for a period equal to the remaining term of the warrant, zero borrowing cost, the arithmetic mean of the historical volatility of the Common Stock for the 10, 30 and 50 trading day periods ending on the date of determination and a stock price equal to the volume weighted average price of the Common Stock on the date of such calculation.

Deerfield Registration Rights

Pursuant to the Facility Agreement and Securities Purchase Agreement, Melinta and Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P. entered into a registration rights agreement on January 5, 2018 (the “Deerfield Registration Rights Agreement”), the date of the closing of the Acquisition, in respect of the shares of Common Stock issued pursuant to the Securities Purchase Agreement and issuable upon exercise of, or otherwise pursuant to, the Deerfield Warrants. Under the Deerfield Registration Rights Agreement, Melinta is obligated to file, by January 9, 2018, a shelf registration statement on Form S-3 (the “Deerfield Shelf Registration Statement”) providing for the resale by the Deerfield Funds of the 3,127,846 shares of Common Stock issued to them pursuant to the Securities Purchase Agreement and the shares of Common Stock issuable pursuant to the Deerfield Warrants and Melinta is required to use its best efforts to cause the Deerfield Registration Statement to be declared effective by the SEC within 90 days of the initial filing, subject to a grace period beginning on February 14, 2018 and ending on March 16, 2018 to account for Melinta’s status as a “loss corporation” under applicable SEC regulations and to permit Melinta to file its Form 10-K for the fiscal year December 31, 2017 in accordance with the filing deadline for such filer status. The Deerfield Registration Rights Agreement includes customary black-out and suspension periods related to the Deerfield Funds’ use of the Registration Statement. Under the Deerfield Registration Rights Agreement, the Deerfield Funds are also entitled to two demand registrations within a 12-month period (subject to a minimum proceeds requirement of $10 million) and customary piggy back registration rights, subject to customary grace periods and, in connection with an underwritten public offering in which the Deerfield Funds participate, lock-up periods.

Subject to the Deerfield Funds’ compliance with certain covenants in the Deerfield Registration Rights Agreement, if a Registration Failure (as defined in the Deerfield Registration Rights Agreement) occurs then the Company is required to pay additional damages to Deerfield for each 30-day period (prorated for any partial period) after the date of such Registration Failure in a cash payment equal to one percent (1.00%) of the aggregate purchase price for all Registrable Securities (as set forth in the Deerfield Registration Rights Agreement) as of the date such Registration Failure occurs. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Registrable Securities may be disposed of for the holder’s own account without restriction under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).

The Deerfield Funds are entitled to registration rights until the earlier of (1) such time as all of the registrable securities under the Deerfield Registration Rights Agreement have been sold and (2) assuming the Deerfield Warrants will be exercised for cash, the date on which all of the shares of Common Stock issuable under the Deerfield Warrants may be immediately sold to the public without limitation, restriction or condition (including any current public information requirement) pursuant to Rule 144 of the Securities Act (as defined below).

Deerfield Royalty Agreement

The disclosure set forth under Item 2.03 of this Current Report on Form 8-K under “Deerfield Royalty Agreement” is hereby incorporated by reference.

Agreements with Medicines

Medicines Registration Rights

On the Closing Date, Melinta entered into a Registration Rights Agreement with Medicines (the “Medicines Registration Rights Agreement”). Under the Medicines Registration Rights Agreement, Melinta is obligated to file, by January 9, 2018, a shelf registration statement on Form S-3 (the “Medicines Shelf Registration Statement”) providing for the resale by Medicines of the 3,313,702 shares of Common Stock issued to Medicines pursuant to the Purchase Agreement and Melinta is required to use its best efforts to cause the Medicines Shelf Registration Statement to be declared effective by the SEC within 90 days of the initial filing, subject to a grace period beginning on February 14, 2018 and ending on March 16, 2018, to account for Melinta’s status as a “loss corporation” under applicable SEC regulations and to permit Melinta to file its Form 10-K for the fiscal year December 31, 2017 in accordance with the filing deadline for such filer status. Under the Medicines Registration Rights Agreement Medicines is entitled to four underwritten offerings under the Medicines Shelf Registration Statement, subject to customary black-out and suspension periods related to Medicines’ use of the Medicines Shelf Registration Statement.

In addition, if Melinta registers shares of Common Stock on a registration statement for public sale, Medicines will have the right, subject to certain limitations, to include its Registrable Securities (as defined in the Medicines Registration Rights Agreement) in such registration statement, subject to customary cutbacks as advised by the managing underwriter engaged in the public sale of Common Stock by Melinta.

Further, the Medicines Registration Rights Agreement provides for a (i) 180 day lock-up expiring July 5, 2018 covering 50% of the shares of Common Stock (1,656,851 shares) issued to Medicines pursuant to the Purchase Agreement, subject to certain customary exceptions including, but not limited to hedging transactions, and (ii) covenant requiring Medicines to enter into underwriter lock-up agreements under certain circumstances in connection with an underwritten public offering of Common Stock by Melinta.

Subject to Medicines compliance with certain covenants in the Medicines Registration Rights Agreement, if a Registration Failure (as defined in the Medicines Registration Rights Agreement) occurs then the Company is required to pay additional damages to Medicines for each 30-day period (prorated for any partial period) after the date of such Registration Failure in a cash payment equal to one percent (1.00%) of the aggregate purchase price for all Registrable Securities (as set forth in the Purchase Agreement) as of the date such Registration Failure occurs. Such payments shall accrue until the earlier of (i) such time as the Registration Failure has been cured and (ii) the date on which all of the Registrable Securities may be disposed of for the holder’s own account without restriction under Rule 144 of the Securities Act.

The Medicines Registration Rights Agreement includes customary indemnification and expense reimbursement provisions. The registration rights provided in the Medicines Registration Rights Agreement terminate upon the date on which Medicines ceases to own any Registrable Securities (as defined in the Registration Rights Agreement), but in no event later than the fifth anniversary of the effective date of the Medicines Shelf Registration Statement. The foregoing summaries of the Deerfield Facility, Securities Purchase Agreement, Deerfield Warrants, Deerfield Registration Rights Agreement and the Medicines Registration Rights Agreement are qualified in their entireties by reference to the complete text of such agreements, copies of which are filed as Exhibits 10.2, 10.1, 4.3, 4.4, 4.5, 4.2, and 4.1, respectively.

Item 1.02.	Termination of a Material Definitive Agreement.

Reference is made to Item 2.01 of this Current Report on Form 8-K, “Termination of Oberland Facility”, which is incorporated into this Item 1.02 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Pursuant to the terms of the Purchase Agreement, the Company acquired from Seller the capital stock of the Transferred Subsidiaries and the Products and line extensions thereof. Certain assets and obligations related to the Transferred Subsidiaries, including the research and development of Oravance, Omnivance, the pre-clinical polymyxin programs and the programs being conducted at Seller’s San Diego facilities were specifically excluded from the infectious disease business purchased by the Company. The purchase price payable under the Purchase Agreement consisted of (i) a payment by the Company to Seller of $165 million in cash and the issuance to the Seller of 3,313,702 shares of Common Stock, which was calculated by taking $50 million, divided by $15.08886, representing 90% of the volume weighted average price of the Common Stock for the trailing 10 trading day period ending 3 trading days prior to the Closing Date; and (ii) the assumption of certain liabilities related to the acquired business; and will consist of (iii) a payment by the Company to Seller of $25 million following each of the twelve and eighteen month anniversaries of the closing date, and (iv) royalties on annual net sales of the Products as follows:

•	U.S. net sales of Vabomere:

•	On net sales above $50 million and at or below $100 million = 5.0%

•	On net sales above $100 million and at or below $200 million = 7.5%

•	On net sales above $200 million and at or below $500 million = 15.0%

•	On net sales above $500 million = 25%

•	U.S. combined net sales of Minocin IV and Orbactiv

•	On net sales at or below $100 million = 5.0%

•	On net sales above $100 million = 15.0%

•	Ex-U.S. net sales of Vabomere, Orbactiv and Minocin IV

•	On all net sales, including all milestone and royalty payments or other consideration received from ex-U.S. transfers of rights with respect to the products = 15.0%

The Purchase Agreement contains certain representations and warranties made by Seller with respect to Seller, the Transferred Subsidiaries and the purchased assets. The Purchase Agreement includes an indemnity from Seller for breaches of representations, warranties and covenants and in respect of the excluded assets and the excluded liabilities. Seller’s indemnity obligations are subject to specified limitations described in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement and certain ancillary agreements, Seller will provide certain transition services to the Company to facilitate the transition of the supply, sale and distribution of the Products in exchange for agreed upon compensation.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Report on Form 8-K, filed on December 1, 2017 and is incorporated herein by reference.

As of January 8, 2018, after giving effect to the closing of the Acquisition and related financing transactions described in this Form 8-K, there were approximately 31,325,451 shares of Common Stock outstanding.

Termination of Oberland Facility

On January 5, 2018, Melinta Subsidiary Corp. terminated its obligations under that certain Loan and Security Agreement, dated as of May 2, 2017, by and among Melinta Subsidiary Corp. (under its prior name of Melinta Therapeutics, Inc.), the financial institutions party thereto, and Suchard SA, LLC, in its capacity as collateral agent for the lenders thereunder. This required a one-time payment of $42,195,833.33, whereupon Suchard SA, LLC released all liens on Melinta Subsidiary Corp.’s property and assets.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Deerfield Facility Agreement

The disclosure set forth under Item 1.01 of this Current Report on Form 8-K under “Deerfield Facility Agreement” is hereby incorporated by reference.

Deerfield Royalty Agreement

On the Closing Date, Melinta entered into a Royalty Agreement (the “Royalty Agreement”) with Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P. (each a “Royalty Holder” and collectively the “Initial Royalty Holders”), pursuant to which, in respect of each fiscal year for a seven year period, the Company agreed to make royalty payments equal to 3% (or 2%, following the satisfaction of all of Melinta’s obligations under the Facility Agreement and other loan documents) of U.S. sales of VabomereTM and certain related products exceeding $75,000,000 and less than or equal to $500,000,000, subject to conditions described therein.

The foregoing description of the Royalty Agreement is not complete and is qualified in its entirety by reference to the Royalty Agreement, which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Purchase Agreement and in connection with the Acquisition, the Company issued shares of Common Stock to Medicines; pursuant to the terms of the Securities Purchase Agreement, the Company issued shares of Common Stock to Deerfield; and pursuant to the terms of the Facility Agreement, the Company issued the Deerfield Warrants to Deerfield. The number of shares issued (or issuable, in the case of the Warrants), the nature of the transactions and the nature and amount of consideration received by the Company are described in Item 1.01 of this Form 8-K, which is incorporated by reference into this Item 3.02. In addition, in connection with the equity financing of the transaction pursuant to commitment letters entered into concurrently with the Purchase Agreement, the Company issued to Vatera Healthcare Partners LLC and its assignee 2,000,000 shares of Common Stock at a price of $13.50 per share and to JWC Rib-X, LLC 222,222 shares of Common Stock at a price of $13.50 per share. On January 3, 2018, Vatera Healthcare Partners LLC exercised the purchase option contained it its commitment letter with the Company and, on the Closing Date, Melinta issued 33,137 shares of Common Stock to JWC Rib-X, LLC; 314,801 shares of Common Stock to Falcon Flight LLC, and 314,801 shares of Common Stock to M Participations Ltd., each at a price of $15.08886 per share, as assignees of the Vatera Healthcare Partners LLC purchase option.

The shares of Common Stock and the Warrants described above were not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D and Rule 506 promulgated thereunder.

Item 8.01.	Other Events.

On January 8, 2018, the Company issued a press release (the “Press Release”) announcing the closing of the Acquisition. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The condensed combined carve-out financial statements for the Infectious Disease Businesses (together with the notes thereto) of Medicines included as Exhibit D to the definitive proxy statement filed by the Company on December 15, 2017 (the “Proxy Statement”) are incorporated herein by reference.

(b) Pro forma financial information.

The information set forth in the Proxy Statement in the section entitled “Unaudited Pro Forma Combined Financial Statements” beginning on page 49 is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of January 5, 2018, between Melinta Therapeutics, Inc. and The Medicines Company

4.2	Registration Rights Agreement, dated as of January 5, 2018, between Melinta Therapeutics, Inc. and Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P.

4.3	Warrant W-1 to purchase shares of common Stock issued to Deerfield Private Design Fund IV, L.P., dated January 5, 2018

4.4	Warrant W-2 to purchase shares of common Stock issued to Deerfield Private Design Fund III, L.P., dated January 5, 2018

4.5	Warrant W-3 to purchase shares of common Stock issued to Deerfield Special Situations Fund, L.P., dated January 5, 2018

10.1	Securities Purchase Agreement, dated January 5, 2018, between Melinta Therapeutics, Inc. and Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P.

10.2	Facility Agreement, dated as of January 5, 2018, by and among Melinta Therapeutics, Inc., the other loan parties thereto, and Cortland Capital Market Services LLC, as Agent.

10.3	Royalty Agreement, dated January 5, 2018, between Melinta Therapeutics, Inc. and Deerfield Private Design Fund IV, L.P., Deerfield Private Design Fund III, L.P., and Deerfield Special Situations Fund, L.P.

23.1	Consent of Independent Auditors

99.1	Press Release, dated January 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2018	Melinta Therapeutics, Inc.

	By:	/s/ Paul Estrem
Paul Estrem
Chief Financial Officer